UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: May 18, 2005

MultiCell Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10221	52-1412493

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 George Washington Highway, Lincoln, Rhode Island 02865

(Address of Principal Executive Offices) (Zip Code)

(401) 333-0610

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03.  Material Modifications to Rights of Security Holders.

Reverse Stock Split. On May 18, 2005, MultiCell Technologies, Inc. (the "Company") announced that its Board of Directors approved a one-for-five reverse stock split of the Company's outstanding common stock, effective at 5:00 P.M. EDT on May 18, 2005. The reverse stock split was approved by the Company's stockholders on May 18, 2005.

As a result of the reverse stock split, the shares of the Company's common stock have a new CUSIP number: 62544S 20 0.

To effect the reverse stock split, the Company filed an amendment to the Company's Certificate of Incorporation, as amended, with the Delaware Secretary of State on May 18, 2005, a copy of which is attached hereto as Exhibit 3.8. As a result of the reverse stock split, each outstanding five shares of the Company's common stock held by a stockholder will be exchanged for one share of the Company's common stock. No rights of the holders of the Company's common stock will be affected in any other manner. A copy of the press release announcing the approval and implementation of the reverse stock split is attached as Exhibit 99.1 to this report.

ITEM 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Certificate of Incorporation, as amended. Effective May 18, 2005, at 5:00 P.M. EDT, the Certificate of Incorporation of the Company was amended to effect a one-for-five reverse split of the outstanding common stock of the Company, as stated above, pursuant to the filing of a Certificate of Amendment with the Delaware Secretary of State, a copy of which is attached hereto as Exhibit 3.8.

Amended and Restated Bylaws. Effective May 18, 2005, the Bylaws of the Company were amended and restated in the form attached hereto as Exhibit 3.9, which is incorporated herein by this reference.

ITEM 9.01.  Financial Statements and Exhibits.

Exhibits

The exhibits listed below are being furnished with this Form 8-K:
Exhibit No.	Description
3.8	Certificate of Amendment to Certificate of Incorporation, as amended
3.9	Amended and Restated Bylaws of the Company
99.1	Press Release dated May 18, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MultiCell Technologies, Inc. (Registrant)

	By:	/s/ W. Gerald Newmin

W. Gerald Newmin
Chief Executive Officer
Dated: May 18, 2005

Index to Exhibits

3.8	Certificate of Amendment to Certificate of Incorporation, as amended
3.9	Amended and Restated Bylaws of the Company
99.1	Press Release dated May 18, 2005